EXHIBIT 24 -- POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, GERALD L. GHERLEIN, EARL R. FRANKLIN, MARK HENNESSEY, DAVID M. O'LOUGHLIN OR JANE W. GRISWOLD his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of Eaton Corporation, an Ohio corporation (the "Corporation"), to any and all amendments filed with the Securities and Exchange Commission with respect to Registration Statement No. 33-58295 registering Common Shares of the Corporation issued in connection with the acquisition of all of the stock of Lectron Products, Inc., giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue thereof.

     This Power of Attorney shall not apply to any amendment filed after December 31, 1998.

     IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 22th day of January, 1997.

/s/ Stephen R. Hardis               /s/ Alexander M. Cutler
Stephen R. Hardis, Chairman and     Alexander M. Cutler, President
Chief Executive Officer; Principal  and Chief Operating Officer;
Executive Officer; Director         Director


 /s/ Adrian T. Dillon               /s/ Ronald L. Leach
Adrian T. Dillon, Vice President-   Ronald L. Leach, Vice
Chief Financial and Planning        President--Accounting;
Officer; Principal Financial        Principal Accounting
OfficerOfficer


/s/ Neil A. Armstrong               /s/ Phyllis B. Davis
Neil A. Armstrong, Director         Phyllis B. Davis, Director

/s/ Ernie Green                     /s/ Charles E. Hugel
Ernie Green, Director               Charles E. Hugel, Director

/s/ John R. Miller                  /s/ Furman C. Moseley
John R. Miller, Director            Furman C. Moseley, Director

/s/ Victor A. Pelson                /s/ A. William Reynolds
Victor A. Pelson, Director          A. William Reynolds, Director

/s/ Gary L. Tooker
Gary L. Tooker, Director